UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K12B

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024 (September 9, 2024)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	93-4680139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

3.75% Convertible Senior Notes due 2028

In connection with the Split-Off (as defined below in Item 2.01), New Sirius (as defined below in Item 2.01) and Liberty Media Corporation (“Liberty Media”) executed a supplemental indenture, dated as of September 9, 2024 (the “Convertible Notes Supplemental Indenture”), with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to the Indenture, dated as of March 10, 2023 (as amended and supplemented prior thereto, the “Convertible Notes Indenture”), between Liberty Media and the Trustee relating to Liberty Media’s 3.75% Convertible Senior Notes due 2028 (the “Convertible Notes”). Pursuant to the Convertible Notes Supplemental Indenture and the terms of the Convertible Notes Indenture, New Sirius assumed all of the obligations of Liberty Media under the Convertible Notes Indenture and the Convertible Notes. As of June 30, 2024, approximately $575 million aggregate principal amount of the Convertible Notes were outstanding.

In connection with the Split-Off and pursuant to the terms of the Convertible Notes Supplemental Indenture and the Convertible Notes Indenture, the shares issuable upon conversion of the Convertible Notes were changed from Liberty Media’s Series A Liberty SiriusXM common stock to shares of New Sirius common stock, par value $0.001 per share, and the conversion rate will be adjusted to reflect the Redemption (as defined below in Item 2.01) ten trading days following the Redemption. The conversion rate may be subject to further adjustment upon certain events. Upon a conversion of the Convertible Notes, New Sirius may elect to pay or deliver, as the case may be, cash, shares of New Sirius common stock or a combination of cash and shares of New Sirius common stock.

Pursuant to the terms of the Convertible Notes Indenture, holders of the Convertible Notes may convert their Convertible Notes, in integral multiples of $1,000 principal amount, at their option, under the following circumstances: (i) during any calendar quarter (and only during such calendar quarter), if the last reported sale price of New Sirius common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is equal to or more than 130% of the conversion price of the Convertible Notes on the last day of such preceding calendar quarter; (ii) during the five business-day period after any five consecutive trading-day period (the “Measurement Period”), in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of that Measurement Period was less than 98% of the product of the last reported sale price of New Sirius common stock and the applicable conversion rate for the Convertible Notes on each such trading day; (iii) if New Sirius calls the Convertible Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Convertible Notes called (or deemed called) for redemption; or (iv) upon the occurrence of specified corporate events described in the Convertible Notes Indenture. In addition, holders may convert their Convertible Notes at their option at any time on or after December 15, 2027 and ending on the close of business on the second scheduled trading day immediately preceding the stated maturity date for the Convertible Notes, without regard to the foregoing circumstances.

If New Sirius undergoes a make-whole fundamental change or delivers a notice of redemption, and a holder elects to convert its Convertible Notes in connection with such make-whole fundamental change or redemption, New Sirius will increase the applicable conversion rate, under certain circumstances, by a number of additional shares of New Sirius common stock as described in the Convertible Notes Indenture.

The Convertible Notes Indenture provides for customary events of default, which include nonpayment of principal or interest, breach of covenants, payment defaults or acceleration of other indebtedness and certain events of bankruptcy.

The foregoing is only a brief description of the Convertible Notes Indenture and the Convertible Notes Supplemental Indenture, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Convertible Notes Indenture and the Convertible Notes Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

2.75% Exchangeable Senior Debentures due 2049

In connection with the Split-Off, New Sirius and Liberty Media executed a supplemental indenture, dated as of September 9, 2024 (the “Second Supplemental Exchangeable Notes Indenture”), with the Trustee, to the Indenture, dated as of November 26, 2019 (as amended and supplemented prior thereto, the “Exchangeable Notes Indenture”), between Liberty Media and the Trustee relating to Liberty Media’s 2.75% Exchangeable Senior Debentures due 2049 (the “Exchangeable Notes”). Pursuant to the Second Supplemental Exchangeable Notes Indenture and the terms of the Exchangeable Notes Indenture, Liberty Media transferred and assigned its rights and liabilities as obligor and maker of the Exchangeable Notes and its obligations under the Exchangeable Notes Indenture to New Sirius. As of June 30, 2024, approximately $585 million aggregate principal amount of Exchangeable Notes were outstanding.

Pursuant to the terms of the Exchangeable Notes Indenture, as a result of the Split-Off, holders of the Exchangeable Notes have the right to require New Sirius to repurchase the Exchangeable Notes for a purchase price equal to 100% of the adjusted principal amount of the Exchangeable Notes plus accrued and unpaid interest to the repurchase date plus any final period distribution. Notice of such repurchase right was distributed to holders of Exchangeable Notes on August 30, 2024 (the “Fundamental Change and Purchase Notice”) and the offer will expire at 5:00 p.m., New York City time, on October 24, 2024 unless extended. The purchase price per $1,000 principal amount of Exchangeable Notes validly tendered in the repurchase offer is expected to be $975.0453. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell the Exchangeable Notes. The offer to repurchase the Exchangeable Notes is being made solely on the terms and subject to the conditions set forth in the Fundamental Change and Purchase Notice, and the information in this Current Report on Form 8-K is qualified by reference to such document.

In addition, holders of the Exchangeable Notes have the right to require New Sirius to purchase their Exchangeable Notes on December 1, 2024. To the extent any Exchangeable Notes remain outstanding following expiration of the holders’ repurchase rights, the Exchangeable Notes will remain outstanding as indebtedness of New Sirius.

Following completion of the Transactions, the reference shares per $1,000 principal amount of Exchangeable Notes consists of approximately 11.6023 shares of New Sirius. Pursuant to the terms of the supplemental indenture, dated as of August 30, 2024 (the “First Supplemental Exchangeable Notes Indenture”), between Liberty Media and the Trustee, upon an exchange of the Exchangeable Notes, New Sirius will satisfy its exchange obligation solely in cash.

The foregoing is only a brief description of the Exchangeable Notes Indenture, the First Supplemental Exchangeable Notes Indenture and the Second Supplemental Exchangeable Notes Indenture, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Exchangeable Notes Indenture, the First Supplemental Exchangeable Notes Indenture and the Second Supplemental Exchangeable Notes Indenture, which are filed as Exhibits 4.3, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Tax Sharing Agreement

In connection with the Transactions described below, Liberty Media and New Sirius entered into a new tax sharing agreement (the “Tax Sharing Agreement”) that (i) governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of the failure of the Transactions, or certain historical transactions undertaken by Liberty Media, to qualify for their intended tax treatment, (ii) addresses U.S. federal, state, local and non-U.S. tax matters, and (iii) sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Sharing Agreement governs the rights and obligations of Liberty, on the one hand, and New Sirius, on the other hand, after the Transaction with respect to taxes for both pre-Transaction and post-Transaction periods. Under the Tax Sharing Agreement, Liberty Media will generally be responsible for pre-Transaction taxes relating to both its retained business and certain pre-Transaction taxes of New Sirius. New Sirius will generally be responsible for post-Transaction taxes attributable to the businesses carried on by New Sirius. In addition, in certain circumstances and subject to certain conditions, each party will be responsible for taxes imposed on Liberty Media that arise from the failure of the Transactions to qualify for their intended tax-free treatment to the extent such failure to qualify is attributable to certain actions taken by such party (or, in certain circumstances, is attributable to actions taken by other persons).

Pursuant to the Tax Sharing Agreement, New Sirius will indemnify Liberty Media for (i) all taxes for which New Sirius is responsible, as described above, (ii) all taxes incurred by reason of certain actions or events, or by reason of any breach by New Sirius or any of its subsidiaries of any of its respective representations, warranties or covenants under the Tax Sharing Agreement that, in each case, affect the intended tax-free treatment of the Transactions, (iii) a portion of any taxes incurred as a result of the failure of certain historical transactions undertaken by Liberty Media to qualify for their intended tax treatment and (iv) taxes arising from certain debt obligations of Liberty Media and its subsidiaries assumed by New Sirius pursuant to the Split-Off. On the other hand, Liberty Media will indemnify New Sirius for the (i) taxes for which Liberty Media is responsible, as described above, and (ii) taxes attributable to a failure of the Transactions to qualify for their intended tax-free treatment, to the extent incurred by any action or failure to take any action within the control of Liberty Media.

The Tax Sharing Agreement prohibits Liberty Media, Old Sirius (as defined below in Item 2.01) and New Sirius from taking actions (or refraining from taking actions) that would cause the Transactions to fail to qualify for their intended tax treatment.

The Tax Sharing Agreement will be binding on and inure to the benefit of any permitted assignees and any successor to any of the parties of the Tax Sharing Agreement. The Tax Sharing Agreement may be amended only by a written instrument signed by each of the parties, and any right may be waived only in a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party to the Tax Sharing Agreement to exercise a right operates as a waiver thereof.

The description of the Tax Sharing Agreement provided herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 9, 2024 at 4:05 p.m., New York City time, Liberty Media completed its previously announced split-off (the “Split-Off”) of its former wholly owned subsidiary, Liberty Sirius XM Holdings Inc. (“New Sirius”). The Split-Off was accomplished by Liberty Media redeeming each outstanding share of Liberty Media’s Series A, Series B and Series C Liberty SiriusXM common stock, par value $0.01 per share, in exchange for 0.8375 of a share of New Sirius common stock, par value $0.001 per share (the “Redemption”), with cash being paid to entitled record holders of Liberty SiriusXM common stock in lieu of any fractional shares of common stock of New Sirius.

Following the Split-Off, on September 9, 2024 at 6:00 p.m., New York City time (the “Merger Effective Time”), a wholly owned subsidiary of New Sirius merged with and into Sirius XM Holdings Inc. (“Old Sirius”), with Old Sirius surviving the merger as a wholly owned subsidiary of New Sirius (the “Merger” and together with the Split-Off, the “Transactions”). Upon consummation of the Merger, each share of common stock of Old Sirius, par value $0.001 per share, issued and outstanding immediately prior to the Merger Effective Time (other than shares owned by New Sirius and its subsidiaries) was converted into one-tenth (0.1) of a share of New Sirius common stock, with cash being paid to entitled record holders of Old Sirius common stock in lieu of any fractional shares of common stock of New Sirius. Concurrently with the Merger Effective Time, Old Sirius was renamed to “Sirius XM Inc.” and New Sirius was renamed to “Sirius XM Holdings Inc.”

As a result of the Transactions, New Sirius is an independent, publicly traded company. New Sirius common stock is expected to begin trading on Nasdaq under the ticker symbol “SIRI” on September 10, 2024. For information regarding successor issuer status, see Item 8.01 below.

The section of the proxy statement/notice/prospectus/information statement forming a part of Amendment No. 4 to New Sirius’s Registration Statement on Form S-4, declared effective by the Securities and Exchange Commission (the “SEC”) on July 23, 2024 (File No. 333-276758) (the “Proxy”), entitled “Certain Relationships and Related Party Transactions,” which describes the relationships and related party transactions between Liberty Media, on the one hand, and New Sirius or Old Sirius, on the other hand, is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Securities Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors; Resignation of Renee L. Wilm

At the Merger Effective Time, the size of New Sirius’s board of directors (the “Board”) was increased to nine directors, and to fill vacancies and newly created directorships resulting from the resignation described below and the expansion of the Board, Eddy W. Hartenstein, Evan D. Malone, James E. Meyer, Jonelle Procope, Michael Rapino, Kristina Salen, Jennifer C. Witz and David M. Zaslav were appointed to the Board of New Sirius. Gregory B. Maffei also continues to serve as a director of New Sirius. Following the appointments, New Sirius has a total of nine directors and Gregory B. Maffei serves as Chairman of the Board. The New Sirius board of directors consisting of nine directors represents a decrease from the Old Sirius board of directors consisting of thirteen directors prior to the Merger.

The members of the Board are divided into three classes: (i) Mr. Hartenstein, Ms. Salen and Ms. Witz were appointed as Class I Directors, whose terms will expire at the annual meeting of stockholders in 2025, (ii) Ms. Procope, Dr. Malone and Mr. Meyer were appointed as Class II Directors, whose terms will expire at the annual meeting of stockholders in 2026 and (iii) Mr. Maffei, Mr. Zaslav and Mr. Rapino were appointed as Class III Directors, whose terms expire at the annual meeting of stockholders in 2027.

Ms. Salen, Mr. Hartenstein and Ms. Procope will serve as members of the Audit Committee of the Board. Ms. Procope, Mr. Meyer and Mr. Zaslav will serve as members of the Nominating, Environmental, Social and Governance Committee of the Board. Mr. Hartenstein, Mr. Maffei and Mr. Rapino will serve as members of the Compensation Committee of the Board. Each of Ms. Salen, Ms. Procope and Mr. Hartenstein will serve as the chairperson of the foregoing committees, respectively, effective as of and following the Merger.

In connection with the closing of the Merger and appointment of new directors, Renee L. Wilm resigned from the Board, effective as of immediately prior to the Merger Effective Time.

Officers of New Sirius

In connection with the Merger, the individuals listed below, who served as the executive officers of Old Sirius prior to the Merger, were elected and appointed to serve as executive officers of New Sirius. In connection with the closing of the Merger and the election and appointment of the below executive officers, each of Gregory B. Maffei, Renee L. Wilm and Brian J. Wendling resigned as executive officers of New Sirius, effective as of immediately prior to the Merger Effective Time.

Name	Positions
Jennifer C. Witz Age: 56

Chief Executive Officer of New Sirius

From January 2021 to September 2024, Ms. Witz served as Chief Executive Officer of Old Sirius and as a member of the board of directors of Old Sirius.

From March 2019 through December 2020, Ms. Witz was Old Sirius’s President, Sales, Marketing and Operations. From August 2017 until March 2019, she was Old Sirius’s Executive Vice President, Chief Marketing Officer. Ms. Witz joined Old Sirius in March 2002 and has served in a variety of senior financial and operating roles. Before joining Old Sirius, Ms. Witz was Vice President, Planning and Development, at Viacom Inc., a global media company, and prior to that she was Vice President, Finance and Corporate Development, at Metro-Goldwyn-Mayer, Inc., an entertainment company focused on the production and global distribution of film and television content. Ms. Witz began her career in the Investment Banking Department at Kidder, Peabody & Co. Inc.

During the past five years, she was a member of the board of directors of LendingTree, Inc., a leading online marketplace that connects consumers with financial products, and served on its compensation committee.

Scott A. Greenstein Age: 64

President and Chief Content Officer of New Sirius

From May 2004 to September 2024, Mr. Greenstein served as Old Sirius’s President, Chief Content Officer. Prior to May 2004, Mr. Greenstein was Chief Executive Officer of The Greenstein Group, a media and entertainment consulting firm. From 1999 until 2002, he was Chairman of USA Films, a motion picture production, marketing and distribution company. From 1997 until 1999, Mr. Greenstein was Co-President of October Films, a motion picture production, marketing and distribution company. Prior to joining October Films, Mr. Greenstein was Senior Vice President of Motion Pictures, Music, New Media and Publishing at Miramax Films, and held senior positions at Viacom Inc.

Name	Positions
Thomas D. Barry Age: 58

Executive Vice President and Chief Financial Officer of New Sirius

From April 2023 to September 2024, Mr. Barry served as Old Sirius’s Executive Vice President and Chief Financial Officer and also served as its Chief Accounting Officer. From 2009 until 2023 he was Old Sirius’s Senior Vice President and Controller. Prior to joining Old Sirius’s, Mr. Barry was the Vice President and Controller for Reader’s Digest Inc., the owner of the American general-interest family magazine, from 2002 until 2009. Prior to Reader’s Digest, he held finance leadership roles at Xerox Engineering Systems, a subsidiary of Xerox Corporation, the workplace technology company, and Avon Products Inc., the multinational cosmetics, skin care, fragrance and personal care company. Mr. Barry started his career at PricewaterhouseCoopers LLP, the international professional services brand of firms, and is a Certified Public Accountant.

Patrick L. Donnelly Age: 62

Executive Vice President, General Counsel and Secretary of New Sirius

From May 1998 to September 2024, Mr. Donnelly served as Old Sirius’s Executive Vice President, General Counsel and Secretary. From June 1997 to May 1998, he was Vice President and Deputy General Counsel of ITT Corporation, a hotel, gaming and entertainment company that was acquired by Starwood Hotels & Resorts Worldwide, Inc. in February 1998. From October 1995 to June 1997, he was assistant general counsel of ITT Corporation. Prior to October 1995, Mr. Donnelly was an attorney at the law firm of Simpson Thacher & Bartlett LLP.

Joseph Inzerillo Age: 51

Chief Product and Technology Officer of New Sirius

From January 2022 to September 2024, Mr. Inzerillo served as Old Sirius’s Chief Product and Technology Officer. Prior to that, Mr. Inzerillo was the Executive Vice President & Chief Technology Officer — Disney Streaming since 2017. Prior to that, Mr. Inzerillo held a variety of senior technology positions at Major League Baseball and its subsidiaries. From 2015 to 2017, Mr. Inzerillo served as Executive Vice President & Chief Technology Officer of BAMTech Media, a distributor of direct-to-consumer video and a provider of video streaming solutions. Mr. Inzerillo was the Chief Technology Officer of Major League Baseball Advanced Media, LP from 2014 through 2015, and the Senior Vice President of Multimedia Distribution of that entity from 2006 to 2014. During his tenure at Major League Baseball Advanced Media, LP, Mr. Inzerillo also served as Chief Technology Officer for Major League Baseball. Mr. Inzerillo started his career with the Chicago White Sox and was the Chief Technology Officer of the United Center, home of the Chicago Bulls and Chicago Blackhawks.

Indemnification Agreements

In connection with the closing of the Transactions, New Sirius entered into indemnification agreements with each of its directors and executive officers listed above. The form of indemnification agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03.	Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2024, New Sirius filed its Amended and Restated Certificate of Incorporation (the “Restated Charter”) with the Delaware Secretary of State, which became effective as of 4:01 p.m., New York City time, on September 9, 2024. The Restated Charter authorizes the number of shares of New Sirius common stock necessary for the Redemption. The Restated Charter sets forth the terms of the New Sirius common stock and describes the rights of holders of New Sirius common stock. New Sirius amended and restated its bylaws (the “Bylaws”) to read as filed as Exhibit 3.2 to this Current Report on Form 8-K.

On September 9, 2024, concurrently with the Merger Effective Time, New Sirius filed a Certificate of Amendment (the “Name Change Amendment”) with the Delaware Secretary of State, which became effective as of the Merger Effective Time. The Name Change Amendment provides that the name of New Sirius was changed from “Liberty Sirius XM Holdings Inc.” to “Sirius XM Holdings Inc.”

The section of the Proxy entitled “Description of New Sirius Capital Stock and Comparison of Stockholder Rights,” which describes certain provisions of the Restated Charter and Bylaws, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Restated Charter and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 8.01.	Other Events.

Press Release

On September 9, 2024, Liberty Media and New Sirius issued a joint press release announcing the completion of the Transactions. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Successor Issuer

In connection with the Transactions and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Sirius is the successor issuer to Old Sirius and has succeeded to the attributes of Old Sirius as the registrant, including Old Sirius’s Commission File Number and CIK number. Shares of New Sirius common stock are deemed to be registered under Section 12(b) of the Exchange Act, and New Sirius is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the SEC using Old Sirius’s Commission File Number (001-34295). New Sirius hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Voluntary Guarantee

In connection with the Transactions, Old Sirius voluntarily guaranteed each series of Sirius XM Radio LLC’s (formerly known as Sirius XM Radio Inc.) outstanding senior notes and its revolving credit facility. Such guarantee may be released in certain circumstances.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the expected trading of New Sirius common stock on Nasdaq. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and New Sirius expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in New Sirius’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of New Sirius, including its Registration Statement on Form S-4 (File No. 333-276758), as amended, as such risk factors may be amended, supplemented or superseded from time to time by other reports New Sirius subsequently files with the SEC, for additional information about New Sirius and about the risks and uncertainties related to New Sirius’s business which may affect the statements made in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Liberty Sirius XM Holdings Inc.
3.2	Amended and Restated Bylaws of Liberty Sirius XM Holdings Inc.
4.1	Indenture, dated as of March 10, 2023, between Liberty Media Corporation and U.S. Bank Trust Company, National Association, as trustee, relating to Liberty Media Corporation’s 3.75% Convertible Senior Notes due 2028
4.2	First Supplemental Indenture, dated as of September 9, 2024, among Liberty Media Corporation, Liberty Sirius XM Holdings Inc. and U.S. Bank Trust Company, National Association, as trustee, relating to Liberty Media Corporation’s 3.75% Convertible Senior Notes due 2028
4.3	Indenture, dated as of November 26, 2019, between Liberty Media Corporation and U.S. Bank, National Association, as trustee, relating to Liberty Media Corporation’s 2.75% Exchangeable Senior Debentures due 2049
4.4	First Supplemental Indenture, dated as of August 30, 2024, between Liberty Media Corporation and U.S. Bank Trust Company, National Association, as trustee, relating to Liberty Media Corporation’s 2.75% Exchangeable Senior Debentures due 2049
4.5	Second Supplemental Indenture, dated as of September 9, 2024, among Liberty Media Corporation, Liberty Sirius XM Holdings Inc. and U.S. Bank Trust Company, National Association, as trustee, relating to Liberty Media Corporation’s 2.75% Exchangeable Senior Debentures due 2049
10.1	Form of Indemnification Agreement
10.2	Tax Sharing Agreement, dated as of September 9, 2024, between Liberty Media Corporation and Liberty Sirius XM Holdings Inc.
99.1	Press Release, dated September 9, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary